Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multistate Trust II
333-14729, 811-07755

A special meeting of the shareholders of each of the funds in Nuveen Multistate Trust II (the
Trust)
was held on July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve until
2. their successors shall have been duly
3. elected and qualified;
4. approve a new Investment
5. Management Agreement.

1. Nine trustees in total were elected by
2. the
3. shareholders, to serve until their
4. successors shall have been duly elected
5. and qualified.  The Trustees elected to
6. serve are listed below.

Robert P. Bremner
Lawrence H. Brown
Jack B. Evans
William C. Hunter
David J. Kundert
William J. Schneider
Timothy R. Schwertfeger
Judith M. Stockdale
Eugene S. Sunshine

The nine trustees noted above constitute the total number of trustees in office at August 31, 2005.

2.  Approval of new Investment Management Agreement:

California Municipal Bond Fund:
The number of shares voted in the affirmative:
17,656,686 and
the number of negative votes:  251,413

California Insured Municipal Bond Fund:
The number of shares voted in the affirmative:
16,663,416 and
the number of negative votes:  259,431

Connecticut Municipal Bond Fund:
The number of shares voted in the affirmative:
21,277,935 and
the number of negative votes:  219,191

Massachusetts Municipal Bond Fund:
The number of shares voted in the affirmative:
9,119,000 and
the number of negative votes:  112,372

Massachusetts Insured Municipal Bond Fund:
The number of shares voted in the affirmative:
5,372,267 and
the number of negative votes:  194,249

New Jersey Municipal Bond Fund:
The number of shares voted in the affirmative:
11,190,093 and
the number of negative votes:  190,706

New York Municipal Bond Fund:
The number of shares voted in the affirmative:
23,387,059 and
the number of negative votes:  319,342

New York Insured Municipal Bond Fund:
The number of shares voted in the affirmative:
21,052,315 and
the number of negative votes:  175,748


Proxy materials are herein incorporated by reference to the SEC filing on June 16, 2005, under Conformed Submission Type DEF 14A, accession number 0000950137-05-007431.